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                                 PROMISSORY NOTE
                       (Corning Project Development Loan)

$9,200,000.00                                     Minneapolis, Minnesota
                                                  Dated as of October 12, 2000


         FOR VALUE RECEIVED, PACIFIC COAST GAMING--CORNING, LLC, a Minnesota limited liability company ("Maker"), promises to pay to the order of LAKES CORNING, LLC, a Minnesota limited liability company ("Lender"), in the United States of America, in immediately available funds, at such place as the Holder hereof may from time to time designate, or in the absence of such designation, at the office of the Lender, 130 Cheshire Lane, Minnetonka, Minnesota 55305, the principal sum of Nine Million Two Hundred Thousand and 00/100 Dollars ($9,200,000.00), or the aggregate unpaid principal amount of all advances made to Maker with respect to the "Project Development Loan" subject and pursuant to the terms of Sections 2 and 3 (which are hereby incorporated in all respects) of the Participation Agreement (as hereinafter defined, plus interest thereon from the date of such advances, in like money, in accordance with the following terms and provisions:

         1. MRD Gaming, LLC, a Nevada limited liability company ("MRD"), and Lakes Gaming and Resorts, LLC, a Minnesota limited liability company ("Lakes"), previously entered into that certain Acquisition and Participation Agreement dated as of August 7, 2000, as amended October 11, 2000 and as assigned by Lakes to the Lender pursuant to that certain Assignment Agreement dated October 11, 2000 (the "Participation Agreement"), providing for certain transactions including Project Development Loans. Capitalized terms used herein and not defined shall have the meanings given them in the Participation Agreement.

         2. This Note evidences the advances by the Lender to Maker of the Project Development Loan, the proceeds of which are to be used by the Maker for project development costs of the Paskenta Project . This Note has been issued pursuant to and entitled to all of the terms, rights and benefits provided under the Participation Agreement. In addition to each of the terms and conditions of Sections 2, 3 and 13 of the Participation Agreement, Lender may also suspend the making of any advances under this Note or with respect to the Project Development Loan upon the occurrence of any Event of Default (as defined herein) or the occurrence of any event, circumstance or condition which with the giving of notice or the passage of time or both would constitute an Event of Default.

         3. Simple interest on the unpaid principal balance of this Note shall accrue at the per annum rate of 1% over the "High Wall Street Journal Prime Lending Rate" as defined in the money rate section of the Wall Street Journal ("Prime rate"), compounded annually on the anniversary date of this Note if not paid earlier. Interest on such loan shall accrue only on funds actually advanced by Lender to Maker beginning when such funds are advanced. The interest rate shall be adjusted monthly, based upon the Prime Rate on the first business day of each month; and that interest rate shall apply to all loan balances and advances unpaid during that month.



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After the occurrence and during the continuance of an Event of Default (as hereinafter defined), the principal indebtedness evidenced by this Note shall bear interest at the floating rate of two percent (2.0%) per annum greater than the otherwise applicable rate. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days. It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the lawfully exercised option of the Lender, returned to Maker.

         4. Subject to the terms of Section 7 hereof, the principal balance of this Note, together with accrued interest thereon shall be due and payable as and when required under the terms of the Participation Agreement; provided however that in any event this Note shall mature and the principal balance hereof (together with accrued interest hereon) shall be due and payable in full on the sixty (60) month anniversary of the date that the gaming facility to be located at the Paskenta Project first opens for gaming to the general public.

         5. Maker hereby authorizes Lender to endorse on the Schedule of Advances annexed to this Note all advances made to the Maker and all payments of principal amounts in respect of such advances, which endorsements shall, in the absence of material error, be conclusive as to the outstanding principal amount of all advances; provided, however, that the failure to make such notation with respect to any advance or payments shall not limit or otherwise affect the obligations of Maker.

         6. This Note is secured by a Security Agreement of even date herewith (the "Collateral Document") given by Maker for the benefit of the Lender hereof encumbering Maker's assets as provided therein. This Note and the Collateral Document and any other documents or instruments evidencing or securing this Note, together with the Participation Agreement are collectively referred to herein as the "Loan Documents."

              7. The occurrence of any of the following events and the expiration of any applicable cure periods set forth herein shall each be referred to herein as an "Event of Default": (a) any default in the payment of any principal, interest or any other sums when due hereunder, or in the performance of any covenant or agreement hereunder, referenced herein or otherwise related hereto, or in any other document, agreement or instrument now or hereafter executed or entered into by Maker with or for the benefit of Lender or any subsequent holder of this Note (collectively, the "Loan Documents"),
         (b) any MRD Event of Default (as defined in the Participation Agreement), (c) Maker shall admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors, or Maker shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Maker, or Maker shall institute (by




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         petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Maker (each being referred to herein as a "Bankruptcy Event of Default"); or (d) any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied upon Maker or against a substantial part of the property of Maker.

         Upon the occurrence of an Event of Default and at any other time permitted by the terms of the Participation Agreement, including, without limitation, Section 13 thereof, the outstanding principal amount of this Note, any interest accrued thereon from time to time, and any other sums then remaining unpaid hereunder, at the option of the Lender and without notice, shall become immediately due and payable. Failure to exercise any such option shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent Event of Default.

         If (i) default shall occur in the payment of any sums due on this Note or any Loan Documents, Maker shall have a period of fifteen (15) days after written notice from the Lender to the undersigned to make the payment that is due together with any accrued interest and any amounts due under Section 9 hereof, or (ii) a Bankruptcy Event of Default shall occur in connection with an involuntary bankruptcy filing and so long as the Maker is diligently contesting the same, Maker shall have a period of sixty (60) days to obtain the dismissal of the same, or (iii) if an Event of Default other than non-payment or a Bankruptcy Event of Default shall occur, Maker shall have a period of thirty
(30) days after written notice from the Lender to the undersigned to cure any default that can be cured within thirty (30) days, or a reasonable period of time not to exceed ninety (90) days after written notice by Lender to Maker to cure a default not reasonably capable of cure within thirty (30) days (provided Maker diligently commences and continues a course of action to so cure); provided however that the foregoing shall not in any event prevent the Lender from exercising its rights and remedies under the Loan Documents to the extent it deems reasonably necessary to protect or preserve any collateral or the Lender's rights therein.

         8. Maker, all endorsers and guarantors hereby waive to the fullest extent permitted by law presentment, demand, protest, notice of protest, notice of dishonor and notice of any other kind in connection with this Note.

         9. Maker agrees to pay all costs and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by Lender in connection with the collection or enforcement of this Note or any other Loan Documents.

         10. Reserved.

         11. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or




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provisions, or if any portion of any provision or provisions of this Note or the other Loan Documents is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note or other Loan Documents to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this Note and other Loan Documents shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Maker and Holder hereof under the remainder of this Note shall continue in full force and effect.

         12. Time is hereby declared to be of the essence of this Note and of every part hereof.

         13. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Maker shall not be entitled to assign its rights or obligations under this Note without the prior written consent of the Lender. Any reference to the Lender shall be deemed to include and apply to every subsequent Holder of this Note.

         14. Except for disputes requiring injunctive relief, all disputes, controversies or claims arising out of or relating to this Note, the Collateral Documents, the Participation Agreement and any other Loan Documents shall be settled by mediation and/or binding arbitration in accordance with Sections 21 and 22 of the Participation Agreement; provided however that the foregoing shall not in any event prevent the Lender after the occurrence of an Event of Default from exercising any rights or remedies necessary for the protection and preservation of any collateral under the Collateral Documents.

         15. Maker shall have the right to prepay this Note without penalty or premium.

         16. THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HENNEPIN, STATE OF MINNESOTA OR, AT THE SOLE OPTION OF THE LENDER, IN ANY OTHER COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. MAKER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 16.

         17. Any notices required hereunder shall be given in accordance with the applicable terms of the Loan Documents.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]




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         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.

                                           MAKER:

                                           PACIFIC COAST GAMING--CORNING, LLC


                                           By:  /s/ Matthew R. Daly
                                               --------------------

                                           Name: Matthew R. Daly

                                           Title: Manager/Member

STATE OF        NV      )
           -------
                        ) ss.
COUNTY OF    Clark      )
           -------

     Subscribed and sworn to before me this 12th day of October, 2000, by Matthew R. Daly the manager and a member of Pacific Coast Gaming - Corning, LLC, a Minnesota limited liability company, for and on behalf of such company.

                                              /s/ Donna Lynn Wittman
                                             -----------------------
                                             Notary Public